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                                                                  EXHIBIT (A)(4)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


FOR THIS TYPE OF ACCOUNT:                                  GIVE THE SOCIAL SECURITY NUMBER OF--
------------------------------------------------------     --------------------------------------------------
1. Individual                                              The individual

2. Two or more individuals (joint account)                 The actual owner of the account or, if combined
                                                           funds, the first individual on the account (1)

3. Custodian account of a minor (Uniform Gift to           The minor (2)
   Minors Act)

4.   a.    The usual revocable savings trust account       The grantor-trustee(1)
           (grantor is also trustee)

     b. So-called trust account that is not a legal or The actual owner(1) valid trust under State law

5.   Sole proprietorship                                   The owner(3)

                                                           GIVE THE EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                                  NUMBER OF--
------------------------------------------------------     --------------------------------------------------
6. Sole proprietorship account                             The owner (3)

7. A valid trust, estate, or pension trust                 Legal entity (Do not furnish the identifying number of
                                                           the personal representative or trustee unless the legal
                                                           entity itself is not designated in the account title)(4)
8. Corporate account                                       The corporation

9. Religious, charitable, or educational organization      The organization
   account

10.  Partnership account held in the name of the           The partnership
     business

11. Association, club, or other tax-exempt                 The organization
    organization

12. A broker or registered nominee                         The broker or nominee

13. Account with the Department of Agriculture in          The public entity
    the name of a public entity (such as a state or
    local government, school district, or prison) that
    receives agricultural program payments

===============================================================================


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number. (3) Show the name of the owner. You also may enter your business or "doing business as" name. You may use either your Social Security Number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.



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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                   NUMBER ON SUBSTITUTE FORM W-9 -- CONTINUED

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-4, Application for Employer Identification Number, or Form SS-5, Application for Social Security Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING Payees specifically exempted from backup withholding on ALL payments include the following:
-  A corporation.
-  A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
-  The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-  An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
-  A real estate investment trust.
-  A common trust fund operated by a bank under
   section 584(a).
-  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
-  An entity registered at all times under the Investment Company Act of 1940. o
-  A foreign central bank of issue.
   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-  Payments made by certain foreign organizations.
   Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt- interest dividends under section 852).
-  Payments described in section 6049(b)(5) to non-resident aliens.
- Payments on tax-free covenant bonds under section 1451.Payments made by certain foreign organizations.


Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX MARKED "EXEMPT" IN
PART 4 OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A), 6042, 6044, 6045, 6049, 6050A, and 6050N.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. (2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an under-payment attributable to that failure unless there is reasonable cause for such failure. (3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. (4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT
YOUR TAX CONSULTANT OR THE INTERNAL
REVENUE SERVICE